UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 27, 2025

JEFFERIES FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

New York	001-05721	13-2615557
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: 212-284-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $1.00 per share	JEF	New York Stock Exchange
4.850% Senior Notes Due 2027	JEF 27A	New York Stock Exchange
5.875% Senior Notes Due 2028	JEF 28	New York Stock Exchange
2.750% Senior Notes Due 2032	JEF 32A	New York Stock Exchange
6.200% Senior Notes Due 2034	JEF 34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Jefferies Financial Group Inc. (“we” or “our”) held our Annual Meeting of Shareholders on March 27, 2025.

Our director nominees were re-elected to our Board of Directors and received the following votes:
	Number of Shares
	For	Against	Abstain	Broker Non-Votes
Linda L. Adamany	165,785,167	4,435,226	298,279	17,533,526
Robert D. Beyer	158,507,950	11,713,528	297,194	17,533,526
Matrice Ellis Kirk	167,692,233	2,484,014	342,425	17,533,526
Brian P. Friedman	163,204,200	7,019,460	295,012	17,533,526
MaryAnne Gilmartin	164,259,027	5,924,967	334,678	17,533,526
Richard B. Handler	168,098,702	2,126,020	293,950	17,533,526
Thomas W. Jones	166,332,158	3,848,395	338,119	17,533,526
Jacob M. Katz	168,385,623	1,832,806	300,243	17,533,526
Toru Nakashima	163,929,138	6,396,370	193,164	17,533,526
Michael T. O’Kane	162,726,640	7,491,660	300,372	17,533,526
Joseph S. Steinberg	161,840,993	8,379,075	298,604	17,533,526
Melissa V. Weiler	163,621,636	6,588,639	308,397	17,533,526

Our shareholders approved, on a non-binding advisory basis, our executive-compensation program. Voting results were as follows:
Number of Shares
For	151,280,646
Against	18,763,147
Abstain	474,879
Broker Non-Votes	17,533,526

Our shareholders ratified the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending November 30, 2025. Voting results were as follows:
Number of Shares
For	186,860,383
Against	640,318
Abstain	551,497

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2025	JEFFERIES FINANCIAL GROUP INC.

/s/ Michael J. Sharp
Michael J. Sharp
Executive Vice President and General Counsel